                                 United States
                      Securities and Exchange Commission
                            Washington, D.C. 20549


                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              MARKEL CORPORATION
                              ------------------
            (Exact name of registrant as specified in its charter)

           COMMONWEALTH OF VIRGINIA                  I.D.# 54-1959284
           ------------------------                  ----------------
           (State or other jurisdiction of           (I.R.S. Employer
           incorporation or organization)            Identification No.)

              4521 HIGHWOODS PARKWAY, GLEN ALLEN, VIRGINIA  23060
              ---------------------------------------------------
          (Address of Principal Executive Offices)         (Zip Code)

                  MARKEL CORPORATION RETIREMENT SAVINGS PLAN
                  ------------------------------------------
                           (Full title of the plan)

                               GREGORY B. NEVERS
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
              4521 HIGHWOODS PARKWAY, GLEN ALLEN, VIRGINIA  23060
              ---------------------------------------------------
                    (Name and address of agent for service)

                                (804) 747-0136
                                --------------
         (Telephone number, including area code, of agent for service)

                        Calculation of Registration Fee

------------------------------------------------------------------------------------------------------
                                                                  Proposed
                                            Proposed              maximum
 Title of securities   Amount to be     maximum offering     aggregate offering     Amount of
  to be registered      registered   price per share\\(1)\\        price         registration fee

Common Stock,               100,000        $190.63               $19,063,000         $4765.75
no par value

------------------------------------------------------------------------------------------------------

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described above.

--------------------------------------------------------------------------------

(1)  Estimated based on the average high and low sales price on May 18, 2001.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference
         -----------------------------------------------

  The Company and the Markel Corporation Retirement Savings Plan (the "Plan") hereby incorporate by reference into this Registration Statement the documents listed below which have been filed with the Securities and Exchange Commission.

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

     (c) The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1999.

     (d) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed on April 17, 2000 under
          Section 12(b) of the Securities Exchange Act of 1934.

  Each document or report subsequently filed by the Company and the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document or report incorporated into this Registration Statement by reference shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

  Virginia law provides that, unless limited by its articles of incorporation, a corporation shall indemnify a director or officer who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding.

  Virginia law permits a corporation to indemnify, after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the following standard of conduct, an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

 . he conducted himself in good faith;

 . he believed in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and in all other cases that his conduct was at least not opposed to its best interests; and

 . in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

  A Virginia corporation, however, may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

  In addition, Virginia law permits a corporation to make any further indemnity, including indemnity with respect to a proceeding by or in the right of the corporation, and to make additional provision for advances and reimbursement of expenses, to any director, officer, employee or agent that may be authorized by the articles of incorporation or any bylaw made by the shareholders or any resolution adopted by the shareholders, except an indemnity against his willful misconduct or a knowing violation of the criminal law.

  Markel Corporation's Articles of Incorporation provide mandatory indemnification of officers and directors to the full extent permitted by Virginia law.

  We maintain directors' and officers' liability insurance which may provide indemnification, including indemnification against liabilities under the Securities Act of 1933 as amended, to our officers and directors in certain circumstances.

Item 8.  Exhibits
         --------

     See Index to Exhibits.   The undersigned registrant hereby undertakes to
submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

Item 9.  Undertakings
         ------------

  The undersigned registrant hereby undertakes or acknowledges:

  (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, State of Virginia, on May 25, 2001.

                                   MARKEL CORPORATION
                                     Registrant


                                   By: /s/ Darrell D. Martin
                                       ---------------------
                                   Darrell D. Martin, Executive Vice President
                                   and Chief Financial Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Alan I. Kirshner                           *   Date May 25, 2001
-------------------------------------------
Alan I. Kirshner, Chief Executive Officer,
Director


/s/ Darrell D. Martin                          Date May 25, 2001
-------------------------------------------
Darrell D. Martin, Chief Financial Officer,
Director (Principal Financial Officer)


Steven A. Markel                           *   Date May 25, 2001
-------------------------------------------
Steven A. Markel, Director


Anthony F. Markel                          *   Date May 25, 2001
-------------------------------------------
Anthony F. Markel, Director


Thomas S. Gayner                           *   Date May 25, 2001
-------------------------------------------
Thomas S. Gayner, Director


-------------------------------------------
Mark J. Byrne, Director

------------------------------------------
Douglas C. Eby, Director


Leslie A. Grandis                          *   Date May 25, 2001
------------------------------------------
Leslie A. Grandis, Director


Stewart M. Kasen                           *   Date May 25, 2001
------------------------------------------
Stewart M. Kasen, Director


------------------------------------------
Gary L. Markel, Director



* By:  /s/ Gregory B. Nevers
      ----------------------
      Gregory B. Nevers
      Attorney-in-Fact
      Date: May 25, 2001


The Plan
--------

Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, State of Virginia, on May 25, 2001.

                                    Markel Corporation Retirement Savings Plan


                                    By: /s/ Darrell D. Martin
                                        --------------------------------------
                                        Darrell D. Martin, Executive Vice
                                        President and Chief Financial Officer,
                                        Markel Corporation (Plan Sponsor)

                               Index to Exhibits
                               -----------------

The following exhibits are filed herewith as part of this Registration
Statement:


Exhibit                                                                Page No.
-------                                                                -------

4.1       Articles of Incorporation, as amended*

4.2       Bylaws, as amended**

5.1       Opinion of Counsel

23.1      Consent of Independent Auditors

23.2      Consent of Counsel (included in Exhibit 5.1)

24        Power of Attorney



* Incorporated by reference to Exhibit 3(i) of Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000

** Incorporated by reference to Exhibit 4.2 to Registrant's Registration Statement on Form S-4 filed as of October 7, 1999 (No. 333-88609)